Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value of $0.000001 per share, of Mega Fortune Company Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 26, 2026.

[Signature page to follow]

SIGNATURE

Power Partner Capital Limited

By:	/s/ LIN Xiaodong
Name:	LIN Xiaodong
Title:	Director

Mericorn Company Limited

By:	/s/ LAI Long Wai
Name:	LAI Long Wai
Title:	Director

WANG Zixi

By:	/s/ Wang Zixi